                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                         SECURITIES OWNED
                                                                     COUNTRY OR      -------------------------
                                                                      STATE OF                        PERCENT
                              NAME                                  INCORPORATION       CLASS        OWNERSHIP
- -----------------------------------------------------------------   -------------    ------------    ---------

AlliedSignal International Finance Corporation...................    Delaware        Common Stock      100
     AlliedSignal Canada Inc.....................................    Canada          Common Stock      100
     AlliedSignal Automotive Europe S.A..........................    France          Common Stock       99.9
     AlliedSignal Laminate Systems Inc...........................    Delaware        Common Stock      100
EM Sector Holdings Inc...........................................    Delaware        Common Stock      100
HD Polymer Corporation...........................................    Delaware        Common Stock      100

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     The  names of the  Registrant's other consolidated  subsidiaries, which are primarily totally-held by the Registrant, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.